UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

WESTMOUNTAIN GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2186 S. Holly St., Suite 104, Denver, CO 80222
(Address of Principal Executive Offices)

(303) 800-0678
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of West Mountain Gold, Inc. (“the Company”) appointed Loni Knepper to the positions of Chief Financial Officer, Secretary, and Treasurer effective January 6, 2014.  Mrs. Knepper will assume the duties of Mark Scott, who resigned effective December 31, 2013.  Mrs. Knepper has has held finance roles at Coeur d’Alene Mines Corporation and served as the Chief Financial Officer at Mulberry Neckwear, Illuminations, and MV Transit in the past.  She has also held senior level finance roles at Ask.com and Coldwater Creek, both publicly traded companies.  Mrs. Knepper is a Certified Management Accountant with degrees in Accounting (BS) from the University of Nevada – Reno and Business Administration with a concentration in Finance (MBA) from Golden Gate University.

The Company agreed to pay Mrs. Knepper an annual base salary of $105,000 and discretionary annual bonuses as approved by the Board of Directors of the Company.  The Company issued an initial sign-on grant of $50,000 in current market value stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

Date: January 10, 2014	By:	/s/ Gregory Schifrin
Name: Gregory Schifrin
Title: Chief Executive Officer